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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 7, 1997


                       NEW MEXICO AND ARIZONA LAND COMPANY
             (Exact name of registrant as specified in its charter)


             Arizona                   0-497                  43-0433090
(State or Other Jurisdiction      (Commission               (IRS Employer
      of Incorporation)            File Number)           Identification No.)


        3033 North 44th Street, Suite 270, Phoenix, Arizona        85018-7228
                  (Address of principal executive offices)          (Zip Code)


         Registrant's Telephone Number, including area code 602-952-8836
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New Mexico and Arizona Land Company                              FORM 8-K

Item 2.       Acquisition or Disposition of Assets.

(a)       DATE OF THE ACQUISITION:

              November 7, 1997

         BRIEF DESCRIPTION OF ASSETS INVOLVED:

              A portfolio of 16 loans totaling $7,980,184.35, secured by commercial real estate, with maturity dates ranging from November 1997 to October 1999, and interests rates ranging from 11.25 to 15% and miscellaneous office equipment.

         NATURE AND AMOUNT OF CONSIDERATION GIVEN:

              531,714 shares of unregistered New Mexico and Arizona Land Company Common Stock valued at $15.00 per share, for purposes of the acquisition, for a total value of $7,975,715.45 and cash (working capital) in the amount of $1,993,928.86.

         THE PRINCIPLE FOLLOWED IN DETERMINING THE AMOUNT OF SUCH CONSIDERATION:

              Payment included a premium of 24.93% over the face value of the loan portfolio. The amount was determined by negotiations involving the premium of the market value of New Mexico and Arizona Land Company's shares traded on the American Stock Exchange as compared to book value. The value of $15.00 per share and the 24.93% premium were negotiated numbers.

         IDENTITY OF PERSON(S) FROM WHOM THE ASSETS WERE ACQUIRED:

              R.R.Hensler, Inc. d.b.a. RRH Financial
              6262 North Swan, Suite 190
              Tucson, Arizona 85718

         MATERIAL RELATIONSHIP BETWEEN BUYER AND SELLER:

              None

Item 7.  Financial Statements and Exhibits.

(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         (4) The financial statements required by this item 7 will be filed with the Securities and Exchange Commission within 60 days of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW MEXICO AND ARIZONA LAND COMPANY

                                       /s/E. M. Bedewi
                                       Sr. Vice President, Treasurer & Secretary
Date: November 14, 1997